UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) September 12, 2005
                                                         -----------------------

                                ACTIVISION, INC.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Delaware                    0-12699               95-4803544
-------------------------------------------------------------------------------
  (State or Other Jurisdiction        (Commission           (IRS Employer
        of Incorporation)             File Number)         Identification No.)


        3100 Ocean Park Blvd., Santa Monica, CA                    90405
-------------------------------------------------------------------------------
        (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (310) 255-2000
-------------------------------------------------------------------------------

                                       NA
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 12, 2005, Activision, Inc. (the "Company") announced the appointment of Thomas Tippl as Chief Financial Officer and Director of Activision Publishing, Inc. ("Activision Publishing"), the Company's only direct operating subsidiary and the holding company for all other active subsidiaries.

Mr. Tippl will begin the transition into his new position as Chief Financial Officer of Activision Publishing beginning October 2005. In connection with his new position, Mr. Tippl entered into an employment agreement for a term of five years. The agreement provides for an annual base salary of $450,000 and for annual minimum base salary increases of 4%, and permits additional increases in the discretion of the Company's Board of Directors or Compensation Committee of the Board. Mr. Tippl is also entitled to receive an annual discretionary bonus of up to 75% of the amount of his base salary based on achievement of objectives to be determined. The bonus may be paid, in the sole discretion of the Compensation Committee, in cash, shares of the Company's common stock, or options to purchase the Company's common stock.

Mr. Tippl will be paid a signing bonus of $100,000 and granted an option to purchase an aggregate of 600,000 shares of the Company's common stock in three tranches of 200,000 options each. The first tranche of 200,000 options will vest ratably over five years, with 20% beginning in 2006. The second tranche of 200,000 options will vest on September 30, 2010, subject to accelerated vesting if Mr. Tippl achieves certain performance objectives to be determined. The third tranche of 200,000 options will vest on September 30, 2010. All of the options will have an exercise price equal to the fair market value of the Company's stock on the date of grant. In consideration for abandoning certain long term compensation, pension benefits and related equity participations, Mr. Tippl will also be granted a number of shares of restricted stock equal to $1,500,000 divided by the fair market value on the date of grant. Such shares of restricted stock will vest ratably on September 30, 2008, September 30, 2009, and September 30, 2010.

Mr. Tippl is also entitled to severance payments in the event his employment is terminated for certain reasons. The employment agreement contains other provisions that are customary in the employment agreements of similarly situated executives.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2005, William Chardavoyne, Executive Vice President and Chief Financial Officer of the Company, announced that he would be leaving the Company to pursue other interests at the end of the Company's fiscal year. Mr. Chardavoyne will be succeeded by Tom Tippl and will work closely with Mr. Tippl to ensure a smooth transition. Mr. Chardavoyne will continue to receive his base salary, annual bonus and benefits through his retirement date in accordance with the terms of his employment agreement.

As set forth above, Thomas Tippl, 38, will assume the position of Chief Financial Officer of Activision Publishing. The information provided above in response to Item 1.01 is hereby

                                       2

incorporated by reference into this Item 5.02. Prior to joining Activision Publishing, Mr. Tippl was employed from 1991 to 2005 by Procter & Gamble. He served in a number of executive level positions at Procter & Gamble, most recently, from 2004, as Head of Investor Relations and Shareholder Services. From 2001 to 2003, he served as Finance Director of Procter & Gamble Babycare Europe and a member of the Fater Italy Joint Venture Board of Directors. From 1999 to 2002, Mr. Tippl co-founded Procter & Gamble's Equity Venture Fund and served as Associate Director of Acquisitions and Divestitures.

Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press Release, dated September 12, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2005            ACTIVISION, INC.


                                     By:/s/ Ronald Doornink
                                        ------------------------
                                        Name:  Ronald Doornink
                                        Title: President

                                        4